UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

OFA GROUP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42592	98-1824417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

609 Deep Valley Drive, Suite 200 Rolling Hills, CA	92074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 418-5160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.001 par value per share	OFAL	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 5, 2026, OFA Group (the “Company”) held an annual meeting of shareholders (the “Meeting”). As of September 17, 2026, the record date of the Meeting, there were 6,453,481 Class A ordinary shares of the Company issued and outstanding, each entitling its holder to one vote, and 20,000,000 Class B ordinary shares of the Company issued and outstanding, each entitling its holder to 25 votes. At the Meeting, the Company’s shareholders approved the following nine proposals:

1.	To approve, as ordinary resolutions, the re-election of each of Larry Wong, Keith Chong, John Chiang, Andrew Scott, Erwin Baquiran Pineda, and Yan Xu to serve as a director on the Company’s board of directors (the “Board”) for a term that expires at the next annual general meeting of the Company (being the 2027 annual meeting of shareholders).

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Larry Wong	501,075,333	13,697	10,325	N/A
Keith Chong	501,075,333	13,697	10,325	N/A
John Chiang	501,075,233	13,797	10,325	N/A
Andrew Scott	501,075,363	13,647	10,345	N/A
Yan Xu	501,075,333	13,697	10,325	N/A
Erwin Baquiran Pineda	501,075,233	13,697	10,425	N/A

2.	To approve and ratify, as an ordinary resolution, the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.

Votes For	Votes Against	Abstentions	Broker Non-Votes
501,084,089	11,586	3,680	N/A

3.	To approve and ratify, as a special resolution, the form of Third Amended and Restated Memorandum and Articles of Association filed with the Registrar of Companies of the Cayman Islands as the memorandum and articles of association of the Company in connection with the 10-for-1 consolidation of the Company’s Class A ordinary shares approved by the Company’s shareholders at the extraordinary general meeting held on May 21, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
501,071,204	28,051	100	n/a

4.	To approve, as an ordinary resolution, a proposal to immediately effect a share consolidation of all of the Company’s authorized but undesignated and unissued shares of a par value of US$0.001 each, of such class or classes (however designated) as the board of directors may determine in accordance with Article 2 of the Articles of Association of the Company at a ratio of 10-for-1 (the “Undesignated Shares Consolidation”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
501,071,038	26,717	1,600	N/A

5.	To approve, as an ordinary resolution, subject to and immediately following the Undesignated Share Consolidation being effected, a proposal authorizing an increase of the authorized share capital of the Company (the “Authorized Share Capital Increase”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
501,061,273	36,482	1,600	N/A

6.	To approve, as a special resolution, subject to and immediately following the Authorized Share Capital Increase being effected, the adoption by the Company of amended and restated memorandum and articles of association (the “Fourth M&AA”) to reflect the Undesignated Share Consolidation and the Authorized Share Capital Increase.

Votes For	Votes Against	Abstentions	Broker Non-Votes
501,061,271	36,484	1,600	N/A

7.	To approve, as an ordinary resolution, subject to the approval of the Undesignated Share Consolidation and the Authorized Share Capital, a proposal to allow the Board to effect one or more share consolidations of the Company’s authorized, issued and outstanding Class A ordinary shares of a par value of US$0.01 each, and the Company’s authorized but undesignated and unissued shares of a par value of US$0.01 each, at any one time or multiple times during the period between the date of the Annual Meeting and the date of the Company’s next annual general meeting, at the exact consolidation ratio and effective time as the Board may determine in its sole discretion, provided always that the accumulated consolidation ratio for all such share consolidation(s) (together, “Share Consolidations”, and each a “Share Consolidation”) shall not be less than 2-for-1 nor greater than 25-for-1, and to authorize the Board to implement each Share Consolidation at its discretion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
501,061,271	36,484	1,600	N/A

8.	To approve, as a special resolution, the adoption of amended and restated memorandum and articles of association to reflect the Share Consolidation(s).

Votes For	Votes Against	Abstentions	Broker Non-Votes
501,061,271	36,484	1,600	N/A

9.	To approve, as an ordinary resolution, that in accordance with Nasdaq Listing Rule 5635(d), the issuance of Class A ordinary shares pursuant to the purchase agreement, dated July 14, 2025, (the “ELOC Purchase Agreement”) with Atsion Opportunity Fund LLC – Series 1 (“Atsion”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, but not the obligation, to sell to Atsion up to $100,000,000 of its Class A ordinary shares from time to time over the 36-month term of the ELOC Purchase Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
501,062,966	34,789	1,600	N/A

Following the approval of Proposal 6, the Fourth M&AA became effective on the date of the Meeting. A copy of the Fourth M&AA to be filed with the Registrar of Companies in the Cayman Islands is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Fourth Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026	OFA Group

	By:	/s/ Li Hsien Wong
	Name:	Li Hsien Wong
	Title:	Chief Executive Officer